EXHIBIT 99.1

Oil States Announces Fourth Quarter 2020 Results of Operations

HOUSTON, Feb. 17, 2021 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the fourth quarter of 2020 of $18.7 million, or $0.31 per share, which included non-cash asset impairment charges of $4.3 million ($3.4 million after-tax, or $0.06 per share) and severance and restructuring charges of $2.7 million ($2.2 million after-tax, or $0.04 per share).

During the fourth quarter of 2020, the Company generated revenues of $137.4 million and Adjusted Consolidated EBITDA (Note A) of $2.2 million (excluding $2.7 million of severance and restructuring charges). These results compare to revenues of $134.8 million and Adjusted Consolidated EBITDA of $0.4 million reported in the third quarter of 2020 (excluding $0.3 million of severance and restructuring charges).

Fourth quarter 2020 highlights and corporate actions included:

  Negotiated a new asset-based credit facility providing for borrowings of up to $125 million, which closed on February 10, 2021
  Implemented additional long-term cost reduction measures, including facility consolidations and closures, resulting in $4.3 million in non-cash fixed asset and lease impairment charges and $2.7 million in severance and restructuring charges
  Positive Segment EBITDA (Note B) reported by each operating segment
  Offshore/Manufactured Products segment received two notable project awards exceeding $10 million each

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated, "Our fourth quarter results began to show improvement with expanding U.S. land-based completion activity.

"Accordingly, operating results for our Downhole Technologies and Well Site Services segments improved sequentially boosted by improved commodity prices and operator activity coupled with the benefit of substantial cost reduction measures implemented during 2020. Fourth quarter revenues in our Downhole Technologies segment increased 24% sequentially, driven by higher demand for its proprietary completion and perforating products. Our Downhole Technologies segment reported Adjusted Segment EBITDA of $2.0 million in the fourth quarter, with 68% incremental Adjusted Segment EBITDA margins. Our Well Site Services segment revenues increased 3% sequentially despite the seasonal fourth quarter decline in operator flowback activity in the Northeastern United States. Excluding the Northeast region, Well Site Services revenues in the fourth quarter of 2020 rose 20% from the prior-quarter level. Well Site Services' Adjusted Segment EBITDA improved $1.7 million sequentially in the fourth quarter of 2020.

"Revenues in our Offshore/Manufactured Products segment, which is a later stage business, declined 4% sequentially, due primarily to weaker connector product sales. Our fourth quarter bookings totaled $65 million, including two notable project awards exceeding $10 million each, yielding a quarterly book-to-bill ratio of 0.9x. Backlog in our Offshore/Manufactured Products segment totaled $219 million as of December 31, 2020, down 4% from the prior-quarter end.

"In 2020, we generated $133 million of cash flow from operations, which was used to repay debt. With our significant free cash flow, we materially delevered during the year, reducing our total net debt by $128 million. We entered into a new $125 million asset-based bank credit facility on February 10, 2021, which together with cash on-hand provides us with ample liquidity to respond to challenges which may arise from future changes in the energy industry landscape. Our management team will continue to align our global operations to efficiently and effectively serve our customers’ technically challenging requirements, while diligently managing our costs and operating assets."

For the year ended December 31, 2020, the Company reported a net loss of $468.4 million, or $7.83 per share, revenues of $638.1 million and Adjusted Consolidated EBITDA of $26.1 million. The full-year 2020 results included: non-cash impairment charges of $449.7 million ($421.5 million after-tax, or $7.04 per share) related to write-downs of goodwill, inventories and fixed and lease assets; severance and restructuring charges of $9.1 million ($7.2 million after-tax, or $0.12 per share); non-cash gains of $10.7 million ($8.5 million after-tax, or $0.14 per share) associated with debt extinguishments; and discrete tax benefits of $16.4 million, or $0.27 per share, associated with the carryback of tax losses allowed under the CARES Act. After excluding these charges and credits, the Company’s adjusted net loss was $64.6 million, or $1.08 per share.

BUSINESS SEGMENT RESULTS

(See Segment Data Tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $75.5 million and Adjusted Segment EBITDA (Note B) of $7.5 million in the fourth quarter of 2020, compared to revenues of $78.7 million and Adjusted Segment EBITDA of $9.7 million in the third quarter of 2020. Revenues decreased 4% sequentially, with a reduction in sales of our connector products partially offset by increased production product revenues. Adjusted Segment EBITDA margin (defined as Adjusted Segment EBITDA divided by segment revenues) was 10% in the fourth quarter of 2020, compared to an Adjusted Segment EBITDA margin of 12% realized in the third quarter of 2020.

Backlog totaled $219 million as of December 31, 2020, a decrease of 4% sequentially and 22% year-over-year. Fourth quarter 2020 bookings totaled $65 million, yielding a book-to-bill ratio of 0.9x for the quarter.

Downhole Technologies

Downhole Technologies reported revenues of $23.2 million and Adjusted Segment EBITDA of $2.0 million in the fourth quarter of 2020, compared to revenues of $18.7 million and an Adjusted Segment EBITDA loss of $1.0 million in the third quarter of 2020. Fourth quarter results improved sequentially due to an increase in customer activity and the benefit of cost control measures implemented in 2020. In connection with the consolidation and closure of certain facilities, the segment recorded non-cash fixed asset and lease impairment charges totaling $3.6 million in the fourth quarter of 2020.

Well Site Services

Well Site Services reported revenues of $38.7 million and Adjusted Segment EBITDA of $1.4 million in the fourth quarter of 2020, compared to revenues of $37.4 million and an Adjusted Segment EBITDA loss of $0.3 million in the third quarter of 2020. Included in the third quarter 2020 results for the Completion Services business were $1.2 million of expenses associated with prior-year insurance claims and a bad debt provision on a receivable from a customer claiming bankruptcy protection. During the fourth quarter of 2020, the segment recorded a non-cash fixed asset impairment charge of $0.7 million.

Corporate

Corporate expenses in the fourth quarter of 2020 totaled $10.1 million, which included $1.2 million in severance costs.

Interest Expense, Net

The Company reported net interest expense of $2.6 million in the fourth quarter of 2020, which included $1.8 million of non-cash amortization of debt discount and deferred financing costs.

Effective January 1, 2021, the Company adopted the recently revised guidance simplifying the accounting for convertible instruments, which eliminates the historical requirement that the carrying value of our convertible debt be allocated between debt and equity. Adoption of the standard in 2021 resulted in an increase in the net carrying value of the Company's 1.50% convertible senior notes, a decrease in stockholders' equity and a reduction in the reported level of interest expense recognized over the remaining life of the notes.

Income Taxes

The Company recognized an effective tax rate benefit of 38.8% in the fourth quarter of 2020, which compared to an effective tax rate benefit of 27.8% in the third quarter of 2020.

Financial Condition

As of December 31, 2020, $19.0 million was outstanding under the Company’s revolving credit facility, while cash on-hand totaled $72.0 million. The Company's total debt represented 20% of combined total debt and stockholders' equity as of December 31, 2020.

On February 10, 2021, the Company entered into a new $125 million asset-based revolving credit facility, which matures in February of 2025. Borrowing availability is subject to a monthly borrowing base calculation. The initial borrowing base under the asset-based facility was approximately $71 million.

Conference Call Information

The call is scheduled for Thursday, February 18, 2021 at 9:00 a.m. Central Time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 771-4371 in the United States or by dialing +1 (847) 585-4405 internationally and using the passcode 50092279. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the oil and natural gas, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers, and the other risks associated with the general nature of the energy service industry discussed in the "Business" and "Risk Factors" sections of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019, Periodic Reports on Form 8‑K and Quarterly Reports on Form 10‑Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Year Ended December 31,
	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$73,051	$72,598	$119,999	$331,272	$483,359
Services	64,326	62,161	118,362	306,803	533,995
	137,377	134,759	238,361	638,075	1,017,354

Costs and expenses:
Product costs	62,992	66,789	93,841	287,615	369,194
Service costs	52,517	53,822	99,668	274,190	433,395
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	115,509	120,611	193,509	561,805	802,589
Selling, general and administrative expenses	22,597	21,389	29,405	94,102	122,932
Depreciation and amortization expense	23,237	24,251	28,519	98,543	123,319
Impairments of goodwill	—	—	165,000	406,056	165,000
Impairments of fixed and lease assets	4,257	—	—	12,447	33,697
Other operating (income) expense, net	141	(652)	(2,037)	(538)	(2,003)
	165,741	165,599	414,396	1,172,415	1,245,534
Operating loss	(28,364)	(30,840)	(176,035)	(534,340)	(228,180)

Interest expense, net	(2,637)	(3,549)	(3,915)	(13,869)	(17,636)
Other income, net(2)	368	6,744	2,223	13,880	5,089
Loss before income taxes	(30,633)	(27,645)	(177,727)	(534,329)	(240,727)
Income tax benefit	11,886	7,676	2,175	65,946	8,919
Net loss	$(18,747)	$(19,969)	$(175,552)	$(468,383)	$(231,808)

Net loss per share from:
Basic	$(0.31)	$(0.33)	$(2.95)	$(7.83)	$(3.90)
Diluted	$(0.31)	$(0.33)	$(2.95)	$(7.83)	$(3.90)

Weighted average number of common shares outstanding:
Basic	59,885	59,871	59,431	59,812	59,379
Diluted	59,885	59,871	59,431	59,812	59,379

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(1)	Cost of revenues (exclusive of depreciation and amortization expense) included a non-cash inventory impairment charge of $5.9 million (in product costs) recognized in the third quarter of 2020. For the year ended December 31 2020, cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $31.2 million ($17.9 million in product costs and $13.3 million in service costs).

(2)	Other income, net included non-cash gains of $5.9 million recognized in connection with the purchases of $17.2 million principal amount of the 1.50% convertible senior notes in the third quarter of 2020. For the year ended December 31 2020, other income, net included non-cash gains totaling $10.7 million recognized in connection with the purchases of $34.9 million principal amount of the 1.50% convertible senior notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,011	$8,493
Accounts receivable, net	163,135	233,487
Inventories, net	170,376	221,342
Prepaid expenses and other current assets	18,071	20,107
Total current assets	423,593	483,429

Property, plant and equipment, net	383,562	459,724
Operating lease assets, net	33,140	43,616
Goodwill, net	76,489	482,306
Other intangible assets, net	205,749	230,091
Other noncurrent assets	29,727	28,701
Total assets	$1,152,260	$1,727,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$17,778	$25,617
Accounts payable	46,433	78,368
Accrued liabilities	44,504	48,840
Current operating lease liabilities	7,620	8,311
Income taxes payable	2,413	4,174
Deferred revenue	43,384	17,761
Total current liabilities	162,132	183,071

Long-term debt	165,759	222,552
Long-term operating lease liabilities	29,166	35,777
Deferred income taxes	14,263	38,079
Other noncurrent liabilities	23,309	24,421
Total liabilities	394,629	503,900

Stockholders' equity:
Common stock	733	726
Additional paid-in capital	1,122,945	1,114,521
Retained earnings	329,327	797,710
Accumulated other comprehensive loss	(71,385)	(67,746)
Treasury stock, at cost	(623,989)	(621,244)
Total stockholders' equity	757,631	1,223,967
Total liabilities and stockholders' equity	$1,152,260	$1,727,867

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2020	2019
	(Unaudited)
Cash flows from operating activities:
Net loss	$(468,383)	$(231,808)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	98,543	123,319
Impairments of goodwill	406,056	165,000
Impairments of inventories	31,151	—
Impairments of fixed and lease assets	12,447	33,697
Stock-based compensation expense	8,431	16,768
Amortization of debt discount and deferred financing costs	7,736	7,884
Deferred income tax benefit	(24,404)	(15,469)
Gains on extinguishment of 1.50% convertible senior notes	(10,721)	—
Gains on disposals of assets	(2,444)	(4,291)
Other, net	4,668	3,079
Changes in operating assets and liabilities:
Accounts receivable	63,876	50,257
Inventories	17,578	(10,774)
Accounts payable and accrued liabilities	(37,315)	(6,173)
Deferred revenue	25,549	3,470
Other operating assets and liabilities, net	(13)	2,473
Net cash flows provided by operating activities	132,755	137,432

Cash flows from investing activities:
Capital expenditures	(12,749)	(56,116)
Proceeds from disposition of property, plant and equipment	9,601	6,046
Other, net	(581)	(1,912)
Net cash flows used in investing activities	(3,729)	(51,982)

Cash flows from financing activities:
Revolving credit facility borrowings	72,173	246,828
Revolving credit facility repayments	(105,104)	(331,041)
Purchases of 1.50% convertible senior notes	(20,078)	(6,724)
Other debt and finance lease repayments, net	(8,222)	(500)
Payment of financing costs	(1,041)	(16)
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(2,745)	(3,698)
Purchases of treasury stock	—	(757)
Net cash flows used in financing activities	(65,017)	(95,908)

Effect of exchange rate changes on cash and cash equivalents	(491)	(365)
Net change in cash and cash equivalents	63,518	(10,823)
Cash and cash equivalents, beginning of year	8,493	19,316
Cash and cash equivalents, end of year	$72,011	$8,493

Cash paid (received) for:
Interest	$6,402	$9,626
Income taxes, net	(36,766)	(1,303)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2020(2)	September 30, 2020(3)	December 31, 2019(4)	2020(5)	2019(6)
Revenues:
Well Site Services:
Completion Services	$37,535	$34,893	$82,820	$191,529	$390,748
Drilling Services	1,131	2,479	8,916	8,310	41,346
Total Well Site Services	38,666	37,372	91,736	199,839	432,094
Downhole Technologies	23,193	18,713	38,402	97,936	182,314
Offshore/Manufactured Products(1):
Project-driven products	36,340	41,004	53,969	165,497	159,205
Short-cycle products	6,809	7,864	21,500	48,142	123,222
Other products and services	32,369	29,806	32,754	126,661	120,519
Total Offshore/Manufactured Products	75,518	78,674	108,223	340,300	402,946
Total revenues	$137,377	$134,759	$238,361	$638,075	$1,017,354

Operating income (loss):
Well Site Services:
Completion Services	$(11,461)	$(14,330)	$(9,339)	$(187,869)	$(11,621)
Drilling Services	(181)	458	236	(5,519)	(43,419)
Total Well Site Services	(11,642)	(13,872)	(9,103)	(193,388)	(55,040)
Downhole Technologies	(8,019)	(12,594)	(167,259)	(224,414)	(164,008)
Offshore/Manufactured Products	1,408	3,875	9,815	(80,794)	36,022
Corporate	(10,111)	(8,249)	(9,488)	(35,744)	(45,154)
Total operating loss	$(28,364)	$(30,840)	$(176,035)	$(534,340)	$(228,180)

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(1)	Disaggregated revenue data is provided to supplement the Segment Data.

(2)	Operating income (loss) for the three months ended December 31, 2020 included a non-cash fixed asset impairment charge of $0.7 million and severance and restructuring charges of $0.2 million related to the Completion Services business. In the Downhole Technologies segment, operating income (loss) included non-cash fixed asset and lease impairment charges of $3.6 million and severance and restructuring charges of $0.7 million. In the Offshore/Manufactured Products segment, operating income (loss) included $0.6 million of severance and restructuring charges. In Corporate, operating income (loss) included $1.2 million of severance charges.

(3)	Operating income (loss) for three months ended September 30, 2020 included a non-cash inventory impairment charge of $5.9 million related to the Downhole Technologies segment. In the Offshore/Manufactured Products segment, operating income (loss) included $0.3 million of severance charges.

(4)	Operating income (loss) for the three months ended December 31, 2019 included severance and restructuring charges of $0.5 million related to the Completion Services business and a non-cash goodwill impairment charge of $165.0 million related to the Downhole Technologies segment.

(5)	Operating income (loss) for the year ended December 31, 2020 included a non-cash goodwill impairment charge of $127.1 million, a non-cash inventory impairment charge of $9.0 million, non-cash fixed asset charges of $3.6 million and severance and restructuring charges of $4.1 million related to the Completion Services business. In the Drilling Services business, operating income (loss) included a non-cash fixed asset impairment charge of $5.2 million and $0.2 million of severance and restructuring charges. In the Downhole Technologies segment, operating income (loss) included a non-cash goodwill impairment charge of $192.5 million, a non-cash inventory impairment charge of $5.9 million, non-cash fixed asset and lease impairment charges of $3.6 million and $2.0 million of severance and restructuring charges. In the Offshore/Manufactured Products segment, operating income (loss) included a non-cash goodwill impairment charge of $86.5 million, a non-cash inventory impairment charge of $16.2 million and $1.4 million of severance and restructuring charges. In Corporate, operating income (loss) included $1.4 million of severance charges.

(6)	Operating income (loss) for the year ended December 31, 2019 included severance and restructuring charges of $1.8 million related to the Completions Services business and $1.7 million related to the Offshore/Manufactured Products segment, a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business, and a non-cash goodwill impairment charge of $165.0 million related to the Downhole Technologies segment.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
Well Site Services:
Completion Services:
Operating loss	$(11,461)	$(14,330)	$(9,339)	$(187,869)	$(11,621)
Depreciation and amortization expense	11,890	12,914	16,882	52,922	68,440
Impairment of goodwill	—	—	—	127,054	—
Impairment of inventories	—	—	—	8,981	—
Impairment of fixed assets	655	—	—	3,647	—
Other income	270	638	1,258	2,698	3,730
EBITDA	1,354	(778)	8,801	7,433	60,549
Severance and restructuring charges	219	—	556	4,094	1,847
Adjusted EBITDA	$1,573	$(778)	$9,357	$11,527	$62,396

Drilling Services:
Operating income (loss)	$(181)	$458	$236	$(5,519)	$(43,419)
Depreciation and amortization expense	16	16	244	318	9,973
Impairments of fixed assets	—	—	—	5,198	33,697
Other income	—	—	—	—	197
EBITDA	(165)	474	480	(3)	448
Severance and restructuring charges	—	—	—	217	—
Adjusted EBITDA	$(165)	$474	$480	$214	$448

Total Well Site Services:
Operating loss	$(11,642)	$(13,872)	$(9,103)	$(193,388)	$(55,040)
Depreciation and amortization expense	11,906	12,930	17,126	53,240	78,413
Impairment of goodwill	—	—	—	127,054	—
Impairment of inventories	—	—	—	8,981	—
Impairments of fixed assets	655	—	—	8,845	33,697
Other income	270	638	1,258	2,698	3,927
Segment EBITDA	1,189	(304)	9,281	7,430	60,997
Severance and restructuring charges	219	—	556	4,311	1,847
Adjusted Segment EBITDA	$1,408	$(304)	$9,837	$11,741	$62,844

Downhole Technologies:
Operating loss	$(8,019)	$(12,594)	$(167,259)	$(224,414)	$(164,008)
Depreciation and amortization expense	5,745	5,701	5,616	22,649	21,247
Impairments of goodwill	—	—	165,000	192,502	165,000
Impairment of inventories	—	5,921	—	5,921	—
Impairments of fixed and lease assets	3,602	—	—	3,602	—
Other income (expense)	16	(7)	—	(81)	12
Segment EBITDA	1,344	(979)	3,357	179	22,251
Severance and restructuring charges	703	—	—	2,018	—
Adjusted Segment EBITDA	$2,047	$(979)	$3,357	$2,197	$22,251

Offshore/Manufactured Products:
Operating income (loss)	$1,408	$3,875	$9,815	$(80,794)	$36,022
Depreciation and amortization expense	5,376	5,401	5,602	21,881	22,842
Impairment of goodwill	—	—	—	86,500	—
Impairment of inventories	—	—	—	16,249	—
Other income	82	171	965	542	1,150
Segment EBITDA	6,866	9,447	16,382	44,378	60,014
Severance and restructuring charges	633	288	—	1,355	1,655
Adjusted Segment EBITDA	$7,499	$9,735	$16,382	$45,733	$61,669

Corporate:
Operating loss	$(10,111)	$(8,249)	$(9,488)	$(35,744)	$(45,154)
Depreciation and amortization expense	210	219	175	773	817
Other expense	—	—	—	—	—
EBITDA	(9,901)	(8,030)	(9,313)	(34,971)	(44,337)
Severance and restructuring charges	1,169	—	—	1,385	—
Adjusted EBITDA	$(8,732)	$(8,030)	$(9,313)	$(33,586)	$(44,337)

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See footnotes to the Segment Data table for information regarding severance and restructuring charges included in operating income (loss) above by segment.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
CONSOLIDATED EBITDA AND ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
Net loss	$(18,747)	$(19,969)	$(175,552)	$(468,383)	$(231,808)
Income tax benefit	(11,886)	(7,676)	(2,175)	(65,946)	(8,919)
Depreciation and amortization expense	23,237	24,251	28,519	98,543	123,319
Impairments of goodwill	—	—	165,000	406,056	165,000
Impairments of inventories	—	5,921	—	31,151	—
Impairments of fixed and lease assets	4,257	—	—	12,447	33,697
Interest expense, net	2,637	3,549	3,915	13,869	17,636
Gains on extinguishment of 1.50% convertible senior notes	—	(5,942)	—	(10,721)	—
Consolidated EBITDA (A)	(502)	134	19,707	17,016	98,925

Adjustments to Consolidated EBITDA:
Severance and restructuring charges	2,724	288	556	9,069	3,502
Adjusted Consolidated EBITDA (A)	$2,222	$422	$20,263	$26,085	$102,427

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(A)	The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss plus net interest expense, taxes, depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of 1.50% convertible senior notes and adjustments for certain other items. Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as supplemental disclosures because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B)	The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, non-cash asset impairment charges and adjustments for certain other items. EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

SOURCE: Oil States International, Inc.